UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CEL-SCI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of its employees, shareholders, and the community, the Company has made the decision to change the location and format of the 2020 Annual Meeting of Shareholders to a hybrid meeting. The new location of the upcoming meeting will be 8229 Boone Blvd., Suite 802, Vienna, VA 22182 and via a live online webcast on April 17, 2020 at 10:30 a.m. Eastern Daylight Time.

However, because of concerns relating to the Coronavirus, we encourage you to attend the annual meeting only via the live online webcast. In addition, on March 23, 2020, Virginia Governor Ralph Northam prohibited gatherings of more than 10 people. As a result, you may not be able to attend the meeting in person if more than 10 people are present when you arrive.

To access the meeting online please click the Virtual Shareholder Meeting link: http://www.meetingcenter.io/291292248. Access to the annual meeting is only available to shareholders. To login to the virtual meeting select Join as a “Shareholder”. You will be required to have a control number and password. The password for the meeting is CVM2020.

If you were a shareholder as of the close of business on February 21, 2020 and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your CEL-SCI Corporation (CVM) holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 12, 2020. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare at the following address:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you have already voted your shares, and you do not want to change your vote, there is nothing further you need to do and your vote will be counted at the meeting. We encourage you to attend the annual meeting via the Virtual Shareholder Meeting link. Geert Kersten, the Company’s Chief Executive Officer, will be presiding at the annual meeting and expects to answer questions submitted by shareholders.